As filed with the Securities and Exchange Commission on May 19, 2009
Registration No. 333-142317-01

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

J. C. PENNEY COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

J. C. Penney Company, Inc. 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000	Janet L. Dhillon, Esq. Executive Vice President, General Counsel and Secretary 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)
__________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer   ☒   Accelerated filer  ☐ Non-accelerated filer  ☐                               Smaller reporting company  ☐
                                                               (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock of 50¢ par value of J. C. Penney Company, Inc.	(1)	(1)	(1)	(1)

(1)
An indeterminate number of shares of Common Stock to be offered at indeterminate prices is being registered pursuant to this registration statement.  The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).  Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering an indeterminable number of shares of Common Stock as may be issued from time to time as a result of stock splits and stock dividends.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-142317-01), which became effective April 24, 2007, is being filed by J. C. Penney Company, Inc. (Company) for the purpose of registering the resale from time to time, in one or more transactions, of shares of the Company’s common stock of 50¢ par value (common stock) contributed by the Company to the J. C. Penney Corporation, Inc. Pension Plan Trust.  This Post-Effective Amendment No. 1 is also being filed to update the section entitled “Description of Capital Stock” set forth in the existing base prospectus that forms a part of this Registration Statement, and the section set forth herein entitled “Description of Capital Stock” replaces and supersedes in its entirety the section set forth in the existing base prospectus.  The existing base prospectus that forms a part of this Registration Statement is being omitted from this filing.  This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

____________________

This prospectus covers the resale, from time to time, by the J. C. Penney Corporation, Inc. Pension Plan Trust (Selling Stockholder), of shares of common stock of 50¢ par value (common stock) of J. C. Penney Company, Inc. (Company).  The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.  The shares of common stock will be held by State Street Bank and Trust Company, the trustee of the Selling Stockholder (Trustee), and sold upon the instructions from an independent, third party investment fiduciary appointed to manage the shares of common stock contributed to the Selling Stockholder.  The investment fiduciary will determine the time and manner of sale of the shares of common stock.  See “Selling Stockholder.”

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (NYSE), and at prevailing market prices or negotiated prices, all as will be more fully described in a prospectus supplement.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder.  The Company will not receive any of the proceeds from such sales.  See “Use of Proceeds.”

The Company’s common stock trades on the NYSE under the symbol “JCP.”  On May 18, 2009, the last reported sale price of our common stock on the NYSE was $27.16.

The principal executive offices of J. C. Penney Company, Inc. are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number is (972) 431-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is May 19, 2009.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, the Selling Stockholder may offer our shares of common stock in one or more offerings. This prospectus provides you with a general description of our common stock.  Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. The Company’s business, financial condition, results of operations, and other information contained in the prospectus and any prospectus supplement may have changed since that date.

Unless indicated otherwise, as used in this prospectus, the terms “JCPenney,” “we,” “us,” “our,” or the “Company” refer to J. C. Penney Company, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at  http://www.sec.gov or from our website at  www.jcpenney.net. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.
Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at  www.jcpenney.net. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents:

•	Our annual report on Form 10-K for the fiscal year ended January 31, 2009 (other than information contained therein deemed to have been furnished and not filed in accordance with SEC rules);
•	Our current reports on Form 8-K filed March 3, 2009, March 17, 2009, April 13, 2009, April 14, 2009, April 28, 2009, May 12, 2009 and our current report on Form 8-K furnished on May 15, 2009; and
•
Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until all of the securities being registered by this registration statement are sold.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas 75024
Telephone: (972) 431-3436
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “ plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks, uncertainties and other factors include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information. Furthermore, the Company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, and such buying patterns are difficult to forecast with certainty. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K,  10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

Since J. C. Penney Company, Inc.’s founding by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,101 JCPenney department stores throughout the continental United States, Alaska and Puerto Rico as of May 15, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise. Department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.” Shares of common and preferred stock of J. C. Penney Corporation, Inc. outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of J. C. Penney Company, Inc. Shares of common stock of 50¢ par value of J. C. Penney Company, Inc. are publicly traded on the NYSE under the symbol “JCP.”

J. C. Penney Company, Inc. derives its operating income and cash flow from J. C. Penney Corporation, Inc. and is also the co-obligor or guarantor, as the case may be, on all outstanding debt of J. C. Penney Corporation, Inc. which has been registered with the SEC.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder.  The Company will not receive any of the proceeds from such sales.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, by the Selling Stockholder of shares of JCPenney common stock.  The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part.  The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares.  Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering.

The Selling Stockholder is a tax-qualified trust that holds the assets for the J. C. Penney Corporation, Inc. Pension Plan.  The shares of common stock are held in the custody of the Trustee, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts 02111.  We currently have on-going banking relationships with the Trustee in the ordinary course of business and expect to continue to have similar relationships with the Trustee in the future.  The shares of common stock are held in a separate investment account at the Trustee.  An independent, third party investment fiduciary has been appointed by the Benefit Plans Investment Committee of J. C. Penney Corporation, Inc. (BPIC) to instruct the Trustee as to any disposition of the shares of common stock held by the Selling Stockholder.  This investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the BPIC.

The shares offered by this prospectus are the only shares of common stock of the Company owned by the Selling Stockholder as of May 19, 2009.

DESCRIPTION OF CAPITAL STOCK

As of May 15, 2009, the Company’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 222,421,056 shares were issued and outstanding, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of the Company’s Restated Certificate of Incorporation, as amended, referred to in this document as its “Charter,” and its Bylaws, as amended, and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents. In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us”, we are referring to J. C. Penney Company, Inc. and none of its subsidiaries.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of the Company’s securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares. Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (Board). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except any stockholder approval required by the NYSE.

BNY Mellon Shareowner Services is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes 25,000,000 shares of preferred stock, without par value.  No shares of preferred stock are issued and outstanding.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually.  In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election.  Our Bylaws provide that in a non-contested election, any nominee for director that is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.  Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation.  The Company will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached.  In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.  Additionally, our Bylaws provide that members of our Board may be removed, with or without cause, only upon the vote of 80 percent of the voting power of all classes of our voting stock.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of 80 percent of the voting power of all classes of our voting stock in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Business Combinations with Interested Stockholders

Our Charter provides that approval of business combinations with interested stockholders requires the vote of 80 percent of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors.

An “interested stockholder” is defined in our Charter as a person (other than the Company, any subsidiary or any employee benefit plan of the Company or any subsidiary) who or which:

•	is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of all classes of our voting stock;
•
is an affiliate of the Company and at any time within the two-year period before the date in question was the beneficial owner of ten percent or more of the voting power of all classes of our voting stock; or

•	is an assignee of shares of voting stock which were owned by an interested stockholder in the preceding two years.

A “business combination” is defined in our Charter to mean:

•	a merger or consolidation with an interested stockholder;
•
a sale, lease, exchange, mortgage, pledge, transfer or other disposition of our property having a fair market value of $100 million or more to an interested stockholder or a purchase, lease, exchange, mortgage, pledge, transfer or other acquisition by us from an interested stockholder of property having such fair market value;

•
an issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any interested stockholder in exchange for cash, securities or other property having a fair market value of $100 million or more;

•	any reclassification of securities or recapitalization of the Company that has the effect of increasing the voting power of an interested stockholder; and
•	transactions having a similar effect to those listed above.

A business combination will not need to receive the 80 percent vote outlined above if it meets one of the following tests:

•	the business combination is approved by a majority of the members of the Board who are not affiliated with the interested stockholder and who were Board members prior to the interested stockholder becoming an interested stockholder; or
•
the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in the Charter designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other stockholders.

The business combination provisions outlined above may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders. The provision of the Bylaws containing the procedural requirements regarding advance notice of nominations for our Board may only be amended by a vote of 80 percent of the voting power of all classes of our voting stock.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15 percent or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85 percent of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 ⅔ percent of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Directors’ Liability

JCPenney’s Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

LEGAL MATTERS

The legality of the common stock offered hereby has been passed upon for the Company by Janet L. Dhillon, Executive Vice President, General Counsel and Secretary of the Company. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. As of May 15, 2009, Ms. Dhillon had outstanding options to purchase 63,796 shares of J. C. Penney Company, Inc. common stock.

EXPERTS

The consolidated financial statements of J. C. Penney Company, Inc. as of January 31, 2009 and February 2, 2008 and for each of the years in the three-year period ended January 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report with respect to the consolidated financial statements refers to the Company’s adoption of the provisions of the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” in fiscal year 2008, the measurement date provisions of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” on February 3, 2008, the recognition and disclosure provisions of SFAS No. 158 on February 3, 2007, and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on February 4, 2007.

J. C. Penney Company, Inc.

COMMON STOCK

____________________

PROSPECTUS

May 19, 2009

____________________

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the Company’s best estimate as to anticipated expenses and costs expected to be incurred by the Company in connection with a distribution of securities registered hereby:

SEC registration fee	$(1)
NYSE listing fee	51,000	(2)
Legal fees and expenses	50,000	(2)
Printing fees and expenses	5,000	(2)
Blue sky fees and expenses	10,000	(2)
Accounting fees and expenses	10,000	(2)
Miscellaneous expenses	4,000	(2)

Total	$130,000

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	Estimated.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of our directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended.

Article X of the Company’s bylaws provides in substance for indemnification by the Company of its directors and officers in accordance with the provisions of the Delaware General Corporation Law. We have entered into indemnification agreements with the Company’s current directors and certain current officers which generally provide for indemnification by the Company, except as prohibited by applicable law. To provide some assurance of payment of amounts to which these directors and officers may become entitled pursuant to these agreements, we have funded a trust.

In addition, we have purchased insurance coverage under policies which insure the Company for amounts which it may be required or permitted to pay as indemnification to these directors and officers, and which insure these directors and officers against liabilities which might be incurred and for which they are not entitled to indemnification by the Company.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
2
Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1
Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended
April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2
Bylaws of J. C. Penney Company, Inc., as amended to February 25, 2009 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed on March 3, 2009, SEC File No. 001-15274, and incorporated herein by reference).

5	Opinion of Janet L. Dhillon with respect to the legality of the securities being registered hereby.
23.1	Consent of KPMG LLP.
23.2	Consent of Janet L. Dhillon (see Exhibit 5).
24	Power of Attorney (filed as Exhibit 24.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-142317-01) and incorporated herein by reference).
Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration
II-2

statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 19, 2009.

J. C. PENNEY COMPANY, INC.

By:	/s/ R. B. Cavanaugh
R. B. Cavanaugh
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
	Signatures	Title	Date

	* M. E. Ullman, III	Chairman of the Board and Chief Executive Officer (principal executive officer); Director	May 19, 2009

	/s/ R. B. Cavanaugh R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer)	May 19, 2009

	/s/ D. P. Miller D. P. Miller	Senior Vice President and Controller (principal accounting officer)	May 19, 2009

	* C. C. Barrett	Director	May 19, 2009

	* M. A. Burns	Director	May 19, 2009

	* M. K. Clark	Director	May 19, 2009

	* T. J. Engibous	Director	May 19, 2009

	* K. B. Foster	Director	May 19, 2009

	* B. Osborne	Director	May 19, 2009

	* L. H. Roberts	Director	May 19, 2009

	* R. G. Turner	Director	May 19, 2009

	* M. E. West	Director	May 19, 2009

*By:	/s/ R. B. Cavanaugh R. B. Cavanaugh Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2
Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1
Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended
April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2
Bylaws of J. C. Penney Company, Inc., as amended to February 25, 2009 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed on March 3, 2009, SEC File No. 001-15274, and incorporated herein by reference).

5	Opinion of Janet L. Dhillon with respect to the legality of the securities being registered hereby.
23.1	Consent of KPMG LLP.
23.2	Consent of Janet L. Dhillon (see Exhibit 5).
24	Power of Attorney (filed as Exhibit 24.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-142317-01) and incorporated herein by reference).